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                                                                   EXHIBIT 10.59

                           I.C. ISAACS & COMPANY, INC.
               SECOND AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT


         This SECOND AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (the "Agreement") dated June __, 1999 is by and among I.C. Isaacs & Company, Inc., a Delaware corporation having its principal office and place of business at 3840 Bank Street, Baltimore, Maryland 21224-2522 (the "Corporation"), and the shareholders listed on SCHEDULE A hereto (each a "Shareholder" and, collectively, the "Shareholders").

         WHEREAS, the Corporation and the Shareholders are parties to an Amended and Restated Shareholders' Agreement dated May 15, 1997, as amended by an Amendment No. 1 to Amended and Restated Shareholders' Agreement dated December 20, 1997 (collectively, the "Restated Agreement"); and

         WHEREAS, the Corporation and the Shareholders wish to amend and restate the Restated Amendment in its entirety as set forth below.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto hereby agree that the Restated Agreement shall be amended and restated in its entirety as follows:


1. DEFINITIONS

The following terms shall have the meanings set forth in this Section 1:

         A. BENEFICIAL OWNER; BENEFICIALLY OWNED. The terms "Beneficial Owner" and "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

         B. CHANGE OF CONTROL. Change of Control shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of more than fifty percent (50%) of the outstanding Common Stock in a non-public sale, (iii) the dissolution or liquidation of the Company, or (iv) any merger or consolidation of the Company, if immediately after any such transaction either
(A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity or (B) persons who hold a majority of the voting stock of the surviving entity are not persons who held a majority of the Common Stock of the Company immediately prior to such transaction.

         C. COMMON STOCK. Common Stock shall mean the issued and outstanding common stock of the Corporation.

         D. CORPORATION FIRST REFUSAL PERIOD. Corporation First Refusal Period shall mean the period within which the Corporation may exercise its Right of First Refusal.



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The Corporation First Refusal Period shall be the ten (10) days following the last day of the Shareholder First Refusal Period.

         E. INVOLUNTARY TRANSFER. Involuntary Transfer shall mean any transfer, proceeding or action by or in which a Shareholder shall be deprived or divested of any right, title or interest in or to any of the Stock, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code, as amended, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action, and any transfer by operation of a will or the laws of intestacy.

         F. MARKET VALUE. Market Value shall have the following meaning:

                  (i) In the event that, as of the date of the Transfer Notice, the Corporation is a Reporting Company, the Market Value of the Common Stock for any purpose shall mean the last reported sale price per share of Common Stock, on the date of the Transfer Notice or, in case no such sale takes place on such date, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Board or by such other source or sources as shall be selected in good faith by the Board. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

                  (ii) If, as of the date of the Transfer Notice, the Corporation is not a Reporting Company, the Market Value shall be the appraised market value as of the date of the Transfer Notice, as determined by an independent appraiser of recognized standing selected by the Corporation.

         G. NON-ELECTED SHARES. Non-Elected Shares shall mean Stock which has not been, or will not be, purchased pursuant to a Right of First Refusal.

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         H. REPORTING COMPANY. Reporting Company shall mean a company the common stock of which is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

         I. RIGHT OF FIRST REFUSAL; RIGHTS OF FIRST REFUSAL. Right of First Refusal and Rights of First Refusal shall refer to the rights of first refusal set forth in Section 4.C. hereof.

         J. STOCK. Stock shall mean the Common Stock that was subject to the Restated Agreement immediately prior to the effectiveness of this Agreement.

2. [Intentionally Omitted].

3. LEGENDS ON CERTIFICATES

The certificates evidencing the Stock held by the Shareholders shall bear any legends required by federal or state securities law and the following legend required by Section 202 (a) of the Delaware General Corporation Law (the "DGCL"):


            "The shares represented by this Certificate are subject to a Shareholders' Agreement dated as of December 20, 1984, as amended, a copy of which is on file at the office of the Corporation and will be furnished to any prospective purchaser on request. Such Shareholders' Agreement provides, among other things, for certain restrictions on the sale, transfer, pledge, hypothecation or disposition of the Shares represented by this Certificate."

4. RESTRICTIONS ON DISPOSITION

         A. LIMITATIONS ON TRANSFERS. Subject to Subsection F. of this Section 4, no Shareholder shall voluntarily transfer, sell, assign, pledge, encumber, grant any option with respect to, or otherwise create any legal or equitable interest in any Stock Beneficially Owned by such Shareholder except pursuant to a sale of all or any part of such Stock made in accordance with Subsection C. below.

         B. [Intentionally Omitted].

         C. RIGHTS OF FIRST REFUSAL. (i) Except as otherwise provided in Subsection F. below or unless this Subsection C. is waived by Robert J. Arnot or Shareholders Beneficially Owning two-thirds (2/3) of the total amount of Stock Beneficially Owned by the Shareholders, before any Stock may be voluntarily sold or transferred by a Shareholder Beneficially Owning, at the time of such contemplated transfer, in excess of one half of one percent (.5%) of the outstanding Common Stock of the Corporation (a "Transferring Shareholder"), such Transferring Shareholder shall first provide written notice of the proposed sale or transfer to each of the other Shareholders and the Corporation, which notice shall include the number of shares of Stock proposed for

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transfer (the "Offered Shares"), the price per share of Stock to be transferred,
(the "Offer Price"), the name of the proposed transferee or, if the shares are proposed to be transferred on the stock market, the name of the proposed broker (the "Proposed Transferee"), a representation that the agreement to sell or transfer constitutes a bona-fide offer to purchase and all other terms and conditions of the transfer (the "Transfer Notice").

                  (ii) The other Shareholders shall then have the right to purchase the Offered Shares at the lesser of the Offer Price or Market Value. Such Rights of First Refusal shall be exercisable upon written notice to the Transferring Shareholder within fifteen (15) days following the date of the Transfer Notice (the "Shareholder First Refusal Period"), which notice shall specify the number of Offered Shares to be purchased by the Shareholder. Each Shareholder electing to exercise the Rights of First Refusal (an "Electing Shareholder") may purchase a number of Offered Shares equal to the total number of Offered Shares multiplied by a fraction, the numerator of which is equal to the number of shares of Stock directly owned by such Shareholder and the denominator of which is equal to the total number of shares of Stock Beneficially Owned by all Shareholders (other than the Transferring Shareholder). Any Shareholder who elects not to purchase the full number of Offered Shares to which such Shareholder is entitled shall, within five (5) days prior to the expiration of the Shareholder First Refusal Period, notify the other Shareholders (other than the Transferring Shareholder), each of whom shall then be entitled to purchase that number of Non-Elected Shares equal to the number of Non-Elected Shares multiplied by a fraction, the numerator of which is the number of shares of Stock directly owned by such Shareholder and the denominator of which is the total number of shares of Stock Beneficially Owned by all Electing Shareholders who wish to purchase Non-Elected Shares.

                  (iii) If, upon termination of the Shareholder First Refusal Period, the Shareholders have not exercised their Rights of First Refusal with respect to some or all of the Offered Shares, the Corporation shall have a Right of First Refusal with respect to some or all of such Non-Elected Shares, exercisable upon written notice to the Transferring Shareholder within the Corporation First Refusal Period.

                  (iv) If, upon termination of the Corporation First Refusal Period, the Shareholders and the Corporation have not exercised their Rights of First Refusal with respect to some or all of the Offered Shares, the Transferring Shareholder may sell such Non-Elected Shares to the Proposed Transferee at any time within three months after the termination of the Corporation First Refusal Period without again complying with this Section 4.

         D. INVOLUNTARY TRANSFERS. Any Involuntary Transfer by a Shareholder (an "Involuntary Transferor") shall be subject to the Rights of First Refusal set forth in Section 4.C. as if the Involuntary Transfer had been a proposed voluntary transfer except that:

                  (i) the provisions of Subsection 4.C.(i) shall not apply, but the Involuntary Transferor or the Involuntary Transferor's estate shall notify the Shareholders

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and the Corporation as soon as practicable upon obtaining knowledge of the
Involuntary Transfer;

                  (ii) the Shareholder First Refusal Period shall run from the date of receipt by the Corporation of the notice of Involuntary Transfer;

                  (iii) such Rights of First Refusal shall be exercised by notice to the Involuntary Transferee rather than to the Shareholders who suffered or will suffer the Involuntary Transfer; and

                  (iv) The purchase price per Offered Share shall be Market
Value.

         E. SETTLEMENT. If the non-Transferring Shareholders or the Corporation elect to exercise their Rights of First Refusal to acquire all or any portion of the Offered Shares, settlement shall be made as follows:

                  (i) If, at the time of the Transfer Notice, the Corporation is a Reporting Company, within the Shareholder First Refusal Period or Corporation First Refusal Period, as applicable; or

                  (ii) If, at the time of the Transfer Notice, the Corporation is not a Reporting Company, within 30 days of the Transfer Notice.

         F. PERMITTED TRANSFERS. Nothing in this Section shall prohibit the transfer (i) by a Shareholder during any three month period of Stock amounting, in the aggregate, to less than two percent (2%) of the Stock Beneficially Owned by such Shareholder or (ii) by any Shareholder of all or any portion of Stock Beneficially Owned by a Shareholder (a) to the spouse or any one or more of the lineal descendants of such Shareholder; (b) to any trust, partnership or limited liability company established solely for estate and gift planning purposes and solely for the benefit of such Shareholder, his or her spouse and/or lineal descendants (transferees described under subparagraphs (a) and (b) shall be deemed "Permitted Transferees"); (c) to the Corporation; or (d) in connection with a registered offering of Stock as provided under Section 6 below. Any successor or transferee who receives Stock pursuant to an event described in clauses (a) or (b) above shall, as a condition of such transfer, enter into an agreement to be bound by the provisions of this Agreement in its entirety and shall be deemed to be a "Shareholder" hereunder.

5. "DRAG-ALONG" RIGHTS

If a majority of the Shareholders (the "Selling Shareholders") enter into a transaction with a third party for the sale or tender of Stock Beneficially Owned by the Shareholders (including, without limitation, a Change of Control transaction), the Rights of First Refusal set forth in Section 4 above shall not apply and the Corporation and/or the Selling Shareholders may require the other Shareholders to participate in such transaction on the same terms and conditions as the Selling Shareholders by giving the other Shareholders written notice thereof at least 30 days in advance of the date of closing of the transaction. Upon receipt of such notice, each of the other Shareholders shall tender the same

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proportion of Stock Beneficially Owned by him or her as the Selling Shareholders
propose to sell on the same terms and conditions applicable to the Stock of the Selling Shareholders in the transaction.

6. REGISTRATION RIGHTS

To the extent that the Corporation grants registration rights to one or more of the Shareholders (the "Participating Shareholders") under a registration statement filed with the Securities and Exchange Commission (a "Registration Statement"), each of the other Shareholders shall have the right to sell a number of shares of Stock to be registered under the Registration Statement equal to the number of shares directly owned by such Shareholder multiplied by a fraction, the numerator of which is equal to the number of shares of Stock Beneficially Owned by Participating Shareholders that are to be registered pursuant to the Registration Statement and the denominator of which is equal to the total number of shares of Stock Beneficially Owned by the Participating Shareholders.

7. ARBITRATION OF DISPUTES

Any dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement will be submitted to binding arbitration. Such arbitration shall be conducted before an arbitrator sitting in Baltimore, Maryland or in such other location as may be agreed upon by the Corporation and the Shareholder, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having competent jurisdiction.

8. BENEFIT

Except upon the occurrence of a termination event as provided in Section 16, this Agreement shall be binding upon and shall operate for the benefit of the parties hereto, their respective successors and assigns.

9. INVALIDITY OF ANY PROVISION

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted, provided that the parties shall negotiate in good faith to replace the invalid provision with a valid provision reflecting the same balance of economic interests.

10. MODIFICATION OF AGREEMENT

No modification, amendment or waiver of any of the provisions of this Agreement shall be valid unless made in writing and signed by the Corporation and Shareholders owning, in the aggregate, a majority of the Stock subject to this Agreement.

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11. FURTHER ACTION

         A. The Corporation shall not register, and shall instruct any transfer agent for the Common Stock not to register, on the books of the Corporation any transfer, pledge or encumbrance of any Stock subject to this Agreement, unless such transfer, pledge or encumbrance complies with terms of this Agreement and the Shareholders agree to provide the Corporation (or any such transfer agent) with such documents, including an opinion of counsel as to compliance with the terms of this Agreement, as the Corporation (or any such transfer agent) may reasonably request.

         B. A copy of this Agreement shall be made a part of the minutes of the Corporation.

12. ATTORNEY'S FEES AND COSTS

If any action at law or in equity (including any arbitration proceeding under Section 7 above) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, in addition to any other relief to which he may be entitled.

13. APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of Delaware.

14. ENTIRE AGREEMENT

This Agreement supersedes all agreements as to the subject matter hereof among the Shareholders and the Corporation including in each case amendments thereto, previously executed by the Shareholders and the Corporation. This Agreement sets forth all of the provisions, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and superseded all prior and contemporaneous agreements and understandings express or implied, oral or written as to the subject matter hereof.

15. NOTICES

Unless otherwise specified herein, all notices, requests, demands and other communications to be given under this Agreement shall be in writing and shall be deemed given if (i) delivered in person, or by United States mail, certified or registered, with return receipt requested, (ii) if sent by telex or facsimile transmission, with a copy mailed on the same day in the manner provided in (i) above, when transmitted and receipt is confirmed by telephone, or (iii) if otherwise actually delivered:

    TO THE CORPORATION:        3840 Bank Street, Baltimore, MD 21224-2522;

    TO ANY SHAREHOLDER:        As the name and address of such Shareholder
                               appears on the records of the Corporation;

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or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

16. TERM OF AGREEMENT

This Agreement shall be effective

                  (i) With respect to Section 4.C., from the date of hereof until the earlier to occur of (A) May 15, 2001 and (B) the Shareholders' ceasing to be the Beneficial Owners of more than 30% of the Common Stock; provided that a Shareholder shall be deemed to be the Beneficial Owner of Stock held by a family trust established by such Shareholder.

                  (ii) With respect to all other Sections of this Agreement, from the date hereof until the earlier to occur of (A) May 15, 2003 or
         (B) the Shareholders' ceasing to be the Beneficial Owners of more than 30% of the Common Stock; provided that a Shareholder shall be deemed to be the Beneficial Owner of Stock held by a family trust established by such Shareholder.



                                   I.C. ISAACS & COMPANY, INC.

                                   By:  /s/ ROBERT J. ARNOT
                                      ------------------------------------------
                                      Robert J. Arnot, Chief Executive Officer


                                  SHAREHOLDERS:

                                        /s/ GERALD W. LEAR
                                  ----------------------------------------------
                                  Gerald W. Lear

                                        /s/ THOMAS P. ORMANDY
                                  ----------------------------------------------
                                  Thomas P. Ormandy

                                        /s/ EUGENE C. WIELEPSKI
                                  ----------------------------------------------
                                  Eugene C. Wielepski

                                        /s/ JON HECHLER
                                  ----------------------------------------------
                                  Jon Hechler


                                  ESTATE OF IRA J. HECHLER

                                  By:   /s/ JON HECHLER
                                  ----------------------------------------------
                                  Jon Hechler, Executor

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                                   SCHEDULE A
Andrew Joe Adkinson
Estate of Julian Adler
Robert J. Arnot
Charles Boutwell
Charles M. Chamblee
Marion Felton
Hillary Figinski-Spieker
Robert Flynn, Jr.
Madlyn Goldman
David Hechler
Estate of Ira J. Hechler
Jon Hechler
Richard Hechler
Robin Hechler
Steven Hechler
Stanley Keller Irrevocable Trust
Joyce Kingsley
Gerald W. Lear
Susan Mark
William Myatt
Thomas Ormandy
Eugene C. Wielepski



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